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                                                                     Exhibit 1.1



                        LONG BEACH FINANCIAL CORPORATION

                              21,750,000 SHARES(1)

                                  COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT

                                                                  April __, 1997


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representatives of the Several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

         Long Beach Financial Corporation, a Delaware corporation (the "Company") and Long Beach Mortgage Company, a Delaware corporation that is to be renamed Ameriquest Mortgage Company immediately following the consummation of the Reorganization (as hereinafter defined) (the "Selling Securityholder"), hereby confirm their agreement with the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you have been duly authorized to act as representative (in such capacity, the "Representative"), as set forth below. If you are the only Underwriters all references herein to the Representative shall be deemed to be to the Underwriters. This Agreement contemplates the consummation, as of the Firm Closing Date (as hereinafter defined), of the "Reorganization" pursuant to which the Selling Securityholder will contribute to the Company $40 million in cash and the assets and personnel relating to the Company's broker-sourced mortgage lending and loan sales operations, as more fully set forth in the Prospectus (as hereinafter defined). All references herein to the Company and the Selling Securityholder and representations and warranties relating thereto are made as of the date hereof, except for those representations and warranties herein which state that they are made as of the Firm Closing Date and the consummation of the Reorganization.

         1. Securities. Subject to the terms and conditions herein contained, the Selling Securityholder proposes to sell to the several Underwriters on the Firm Closing Date an aggregate of 21,750,000 shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock") (such Common Stock shall be referred to herein as the "Firm Securities"). The Selling Securityholder also proposes to grant to the several Underwriters an option to purchase up to an aggregate of 3,250,000 additional shares of Common Stock, all of which will be sold by the Selling Securityholder (the "Option Securities" and collectively with the Firm Securities, the "Securities") if requested by the Representative as provided in Section 3 of this Agreement. The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.





-------------------

1 Plus an option to purchase from the Selling Securityholder up to 3,250,000 additional shares to cover over-allotments, if any.
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    2.   Representations and Warranties of the Company and the Selling
Securityholder

         (a) The Company represents and warrants to, and agrees with, each of the several Underwriters that:

              (i) A registration statement on Form S-1 (File No. 333-22013) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement have been so filed, if applicable. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A under the Act) heretofore filed by the Company with the Commission have been delivered to you. After the execution of this Agreement, the Company will file with the Commission either: (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (1) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act, or (2) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause (A)(1) or (A)(2) of this sentence, as have been provided to and approved by the Representative prior to the execution of this Agreement; or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. The Company may also file a related abbreviated registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration statement shall be effective upon filing with the Commission. If the Company has elected to rely on Rule 462(b) under the Act and the Rule 462(b) Registration Statement (as hereinafter defined) has not been declared effective: (A) the Company has filed a Rule 462(b) Registration Statement in compliance with the Act and the rules and regulations of the Commission promulgated thereunder and that the Rule 462(b) Registration Statement is effective upon filing pursuant to Rule 462(b) under the Act and the Company has received confirmation of its receipt; and (B) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b) Registration Statement" means any abbreviated registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means: (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements; (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or (C) if the Company does not rely on Rule 434 under the Act


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         and if no prospectus is required to be filed pursuant to Rule 424(b)
         under the Act, the prospectus included in the Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

              (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for such purpose. When any Preliminary Prospectus was filed with the Commission it: (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder; and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it: (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder; and
         (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus or any Term Sheet, if applicable, as amended or supplemented at any such time: (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder; and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements in, or omissions from, any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein.

              (iii) Each of the Company and its subsidiary, Ameriquest Mortgage Corporation, a Delaware corporation that is to be renamed Long Beach Mortgage Company immediately following the consummation of the Reorganization (the "Subsidiary"), has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business as a foreign entity and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, properties, business prospects, financial condition or results of operations of the Company and the Subsidiary, taken as a whole (a "Material Adverse Effect").

              (iv) Each of the Company and the Subsidiary will have, as of the Firm Closing Date, the corporate power and authority to own or lease its properties and conduct its businesses as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the Company has the legal right, corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby.

              (v) All issued and outstanding shares of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and are owned by the Company free and clear of any pledge, security interests, liens, encumbrances, claims or


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         equitable interests. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary.

              (vi) The Company has, or as of the Firm Closing Date will have, an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) under the caption "Capitalization." All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all Federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. At the Firm Closing Date or the Option Closing Date, no holders of outstanding shares of capital stock of the Company will be entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

              (vii) The capital stock of the Company conforms to the description thereof and statements relating thereto contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and such statements correctly state the substance of the instruments defining the capitalization of the Company.

              (viii) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding: (A) securities or obligations of the Company or the Subsidiary convertible into or exchangeable for any capital stock or ownership interests of the Company or the Subsidiary;
         (B) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiary any such capital stock or ownership interest or any such convertible or exchangeable securities or obligations; or
         (C) obligations of the Company or the Subsidiary to issue any shares of capital stock or any ownership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. The description of the Company's stock option and deferred compensation plans, and the options or other rights granted or to be granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

              (ix) The audited consolidated financial statements of the Company and the Subsidiary, together with the related schedules and notes, and the unaudited consolidated financial information, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), present fairly the financial position of the Company and the Subsidiary, the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The consolidated and summary financial and statistical data included in the Registration Statement present fairly the information included therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

              (x) Deloitte & Touche LLP, who have audited certain financial statements of the Company and the Subsidiary and delivered their report with respect to the audited consolidated financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder.

              (xi) The execution and delivery of this Agreement have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and is the valid


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         and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles.

              (xii) No legal or governmental action, suit, claim or other proceedings are pending to which the Company or the Subsidiary is a party or to which the property of the Company or the Subsidiary is subject that would have a Material Adverse Effect, and to the best knowledge of the Company no such actions, suits or proceedings have been threatened against the Company or the Subsidiary or with respect to any of their respective properties or is required to be described in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and is not so described; and no contract or other document is required to be described in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required and any such description of such contracts or agreements conforms in all material respects to the terms of such contracts or agreements.

              (xiii) Neither the Company nor the Subsidiary is in violation of its certificate of incorporation or bylaws.

              (xiv) The following agreements to which the Company or the Subsidiary is a party, and any other agreements to which the Company or the Subsidiary is a party which are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), will be, as of the Firm Closing Date, valid agreements enforceable by the Company and the Subsidiary (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles and except where the lack of enforceability would not have a Material Adverse Effect: (A) that certain 4/97 Senior Secured Credit Agreement dated April __, 1997 between the Subsidiary and Texas Commerce Bank, National Association, as agent and lender, and any other documents governing the Subsidiary's line of credit from Texas Commerce Bank (the Credit Agreement and all such other documents, collectively the "Warehouse Documents"); (B) the two Administrative Services Agreements, the Contribution Agreement and the Loan Sub-Servicing Agreement, each dated as of April __, 1997 between the Company and the Selling Securityholder, and any other documents governing the Reorganization and the relationship between the Company and the Selling Securityholder following the Reorganization (all such agreements and other documents, collectively, the "Reorganization Documents"); and (C) all purchase agreements and any other documents governing whole loan sales by the Company or the Subsidiary (all such agreements and other documents, collectively, the "Loan Sale Documents").

              (xv) Neither the Company nor the Subsidiary (and to the Company's and the Subsidiary's best knowledge the party or parties contracting with the Company and the Subsidiary) is in default to an extent which could result in a Material Adverse Effect under any of the following agreements, and no event has occurred which, with notice or lapse of time or both, would constitute a default under any of the following agreements: (A) the Warehouse Documents; (B) the Reorganization Documents; (C) the Loan Sale Documents; or (D) any other contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or any of its respective properties are bound.

              (xvi) Neither the Company nor the Subsidiary is in violation, to an extent which could result in a Material Adverse Effect, of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which the Company or the Subsidiary is subject, or of the Department of Justice settlement (the "DOJ Settlement") described under the caption


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         "Risk Factors" in the Prospectus (or, if the Prospectus is not in
         existence, the most recent Preliminary Prospectus), assuming such settlement applies to the Company and the Subsidiary.

              (xvii) The compliance by the Company with the provisions of this Agreement and the consummation of the Reorganization and the other transactions herein contemplated do not and will not: (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except (1) such as have been obtained, such as may be required under state securities or blue sky laws and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, and (2) for any consent, approval, authorization, registration or qualification the lack of which would not have a Material Adverse Effect; or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Reorganization Documents, the Warehouse Documents, the Loan Sale Documents, the DOJ Settlement or any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties are bound, or the charter documents or by-laws of the Company or the Subsidiary, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or the Subsidiary, except for any conflict, breach or violation which would not result in a Material Adverse Effect.

              (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor the Subsidiary has sustained any loss or interference with their respective businesses or properties having a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any development involving the business, properties, business prospects, financial condition or results of operations of the Company or the Subsidiary, whether or not arising from transactions in the ordinary course of business, in the condition (financial or otherwise) having a Material Adverse Effect, except as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (xix) Neither the Company nor the Subsidiary has directly or indirectly: (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; or (B) since the filing of the Registration Statement: (1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

              (xx) To the best knowledge of the Company and except as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), loans sold by the Company, the Subsidiary or the Selling Securityholder have performed in a manner that would not impair, to an extent which would result in a Material Adverse Effect, the Company's or the Subsidiary's ability to consummate future whole loan sales.

              (xxi) Neither the Company nor the Subsidiary, or, to the best knowledge of the Company or the Subsidiary, any of their respective employees, have at any time during the last five (5) years: (A) failed to disclose fully any contribution in violation of law; or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.


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
              (xxii) (A) The Company and the Subsidiary possess all certificates, authorizations, licenses, franchises and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to own, lease and operate their respective properties and to conduct their respective businesses described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except for those the lack of which would not have a Material Adverse Effect; and (B) neither the Company or the Subsidiary has received any notice of proceedings relating to, the revocation or modification of any such certificate, authorization, license, franchise or permit, except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), none of the Company's or the Subsidiary's certificates, authorizations, licenses, franchises or permits contain any restrictions or conditions that would result in any Material Adverse Effect.

              (xxiii) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

              (xxiv) The Company and the Subsidiary have timely filed all foreign, Federal, state and local tax returns that are required to be filed and have paid all taxes and assessments required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (xxv) Except for the shares of the Subsidiary owned by the Company, neither the Company nor the Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity.

              (xxvi) As of the Firm Closing Date, each of the Company and the Subsidiary will maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xxvii) Neither the Company nor the Subsidiary has distributed or will distribute, prior to the later of: (A) the Firm Closing Date, or any date on which the Option Securities are to be purchased, as the case may be; and (B) the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement or Term Sheet or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

              (xxviii) Except as set forth in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus): (A) each of the Company and the Subsidiary has, or immediately following the consummation of the Reorganization will have, good and marketable title to all properties and assets described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (including without limitation, any pledge, lien, security interest, encumbrance, claim or equitable interest of the Selling Securityholder or creditors of the Selling Securityholder), other than such as would not result in a


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
         Material Adverse Effect; and (B) each of the Company and the Subsidiary has, or immediately following the consummation of the Reorganization will have, a valid and enforceable lease or sublease for their headquarters at 1100 Town & Country Road, Orange, California described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company and the Subsidiary owns or leases, or immediately following the consummation of the Reorganization will own or lease, all properties as are necessary to its operations as now conducted or as proposed to be conducted following the consummation of the Reorganization, except for those the lack of which would not have a Material Adverse Effect.

              (xxix) No labor dispute with the employees of the Company or the Subsidiary exists or, to the Company's knowledge, is threatened or imminent that might be expected to result in any Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or the Subsidiary's employees and no such agreement is imminent.

              (xxx) The Company and the Subsidiary own or possess adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business to be operated by them, which are material to the Company's and the Subsidiary's ability to conduct their business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

              (xxxi) The Company and the Subsidiary will, as of the Firm Closing Date, maintain insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiary against theft, damage, destruction, errors and omissions, business interruption and acts of vandalism; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in any Material Adverse Effect.

              (xxxii) Each certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company and the Selling Securityholder to each Underwriter as to the matters covered thereby.

              (xxxiii) The Securities sold by the Selling Securityholder have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

              (xxxiv) (A) The Company and the Subsidiary are in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their respective businesses; (B) the Company and the Subsidiary have received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus; (C) the Company and the Subsidiary have no reason to believe that either of them will be required to make future material capital expenditures to comply with Environmental Laws; and (D) to the best knowledge of the Company, no property which is owned, leased or occupied by the Company or the Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

              (xxxv) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of the officers or directors of the Company or the Subsidiary or any of the members of the families of any of them, except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (xxxvi) All action necessary to effect the Reorganization (as defined in the Prospectus (or, if the Prospectus is not in existence, the most recent draft of the Preliminary Prospectus)) has been approved by all necessary corporate action on behalf of the Company, the Subsidiary and the Selling Securityholder, and all governmental and other third-party consents and approvals necessary to effect the Reorganization have been obtained, except for governmental and other third-party consents the lack of which would not have a Material Adverse Effect. The Representative and their counsel have been provided true and correct copies of all the final, signed corporate resolutions, governmental and other third-party consents and approvals (which consents have been obtained as of the Firm Closing Date and any Option Closing Date), the Reorganization Documents, and all other documents necessary to effect the Reorganization.

         (b) The Selling Securityholder hereby additionally represents and warrants to and agrees with each of the several Underwriters that:

              (i) The Selling Securityholder will have on the Firm Closing Date good and marketable title to all the shares of Securities to be sold by the Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, and that upon the delivery of and payment for such shares of the Securities hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

              (ii) The Selling Securityholder has reviewed the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent draft of the Preliminary Prospectus) and, on the Effective Date, to the best knowledge of the Selling Securityholder, each such document did not and will not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Firm Closing Date and any later date on which Option Securities are to be purchased, the Prospectus and the Registration Statement, will not contain any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (iii) To the best knowledge of the Selling Securityholder, none of the representations and warranties of the Company set forth in
         Section 2(a) hereof is untrue or inaccurate in any material respect.

              (iv) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Securityholder of this Agreement and the sale and delivery of the Securities to be sold by such Selling Securityholder under this Agreement, other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws, have been obtained and are in full force and effect; and such Selling Securityholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Securityholder under this Agreement.

              (v) The Selling Securityholder is not in default under the Reorganization Documents, the Loan Sale Documents or the DOJ Settlement, which default would have a Material Adverse Effect.

              (vi) The execution and delivery of this Agreement have been duly authorized by the Selling Securityholder and this Agreement has been duly executed and delivered by the Selling Securityholder, and is the valid and binding agreement of the Selling Securityholder, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and, except for a breach or violation which would not have a Material Adverse Effect, the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of or constitute a default under the Reorganization Documents, or any bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Securityholder is a party or by which such Selling Securityholder, or any Securities to be sold by such Selling Securityholder hereunder, may be bound or result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Securityholder or over the properties of such Selling Securityholder.

              (vii) No legal or governmental action, suit, claim or other proceedings are pending to which the Selling Securityholder is a party or to which the property of the Selling Securityholder is subject that would have a Material Adverse Effect on the Company or the Subsidiary, and, to the best knowledge of the Selling Securityholder, no such actions, suits or proceedings have been threatened against the Selling Securityholder or with respect to any of its properties or is required to be described in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and is not so described.

              (viii) All information furnished by or on behalf of such Selling Securityholder relating to such Selling Securityholder and the Securities that is set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent draft of the Preliminary Prospectus) is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Firm Closing Date, and on any later date on which Option Securities are to be purchased, was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Firm Closing Date, and on any later date on which Option Securities are to be purchased, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

              (ix) The Selling Securityholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Firm Closing Date, or any later date on which Option Securities are to be purchased, as the case may be, and will advise its attorneys and the Representative prior to the Firm Closing Date, if any statement to be made on behalf of such Selling Securityholder in the certificate contemplated by Section 7(f) hereof would be inaccurate if made as of the Firm Closing Date or such later date on which Option Securities are to be purchased, as the case may be.

              (x) The Selling Securityholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Securityholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Securityholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (xi) Except for the sale of the Securities and compensation of the Underwriters therefor pursuant to this Agreement, the Selling Securityholder has not directly or indirectly (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; or (B) since the filing of the Registration Statement (1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

              (xii) The Selling Securityholder has not distributed and will not distribute, prior to the later of: (A) the Firm Closing Date; and (B) the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement or Term Sheet or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

              (xiii) Except as set forth in the Reorganization Documents or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no liability or obligations of the Selling Securityholder have been assigned to or assumed by the Company or the Subsidiary or otherwise become the joint, several or individual liabilities or obligations of the Company or the Subsidiary. No liabilities or obligations of the Selling Securityholder in connection with any sales or purchases of securities by the Selling Securityholder prior to the date of this Agreement have been or will be assigned to or assumed by the Company or the Subsidiary, or by operation or law or otherwise have or will become the liabilities of the Company or the Subsidiary.

    3.   Purchase, Sale and Delivery of the Securities.

         (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Selling Securityholder agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Securityholder, at a purchase price of $______ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Selling Securityholder to the Representative for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the aggregate purchase price therefor by wire transfer in same day funds to the account of the Selling Securityholder. Such delivery of and payment for the Firm Securities shall be made at the offices of Gibson, Dunn & Crutcher, Jamboree Center, 4 Park Plaza, Suite 1700, Irvine, California 92614, at 9:00 a.m., California time, on April __, 1997, or at such other place, time or date as the Representative and the Company may agree upon or as the Representative may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Selling Securityholder will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representative at the offices in New York, New York, of the Company's transfer agent or registrar at least 24 hours prior to the Firm Closing Date. Notwithstanding the foregoing, if the Representative elects that the delivery to the Underwriters of all or a portion of the Firm Securities be effected through the "Full Fast" system of the Depository Trust Corporation, such that all or a portion of the Firm Securities will be denominated in book-entry form and there will be no certificate therefor, then in lieu of certificates for the Firm Securities, the Selling Stockholder shall deliver to the Company's transfer agent at least 24 hours prior to the Firm Closing Date, instructions in form and substance satisfactory to the Representative, instructing such transfer agent to register such shares through the Full Fast system on the Firm Closing Date.

         (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Selling Securityholder hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this Section 3. Any Option Securities that the Underwriters elect to purchase will be purchased from the Selling Securityholder. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall be obligated to purchase only those Option Securities for which the Underwriters have exercised such option. The Representative may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Selling Securityholder setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representative but shall not be earlier than two (2) business days or later than five (5) business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in each such notice, or each such other time on such other date as the Representative and the Selling Securityholder may agree upon or as the Representative may determine pursuant to Section 9 hereof, is each herein called an "Option Closing Date" with respect to the Option Securities covered by such notice. Upon each such exercise of the option as provided herein, the Selling Securityholder shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Selling Securityholder the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing

Date in the manner, and upon the terms and conditions, set forth in paragraph
(a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph 3(b), to refer to such Option Securities and such Option Closing Date, respectively.

         (c) It is understood that you, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

         (d) The Selling Securityholder hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt for the Securities by the Underwriters, by facsimile or otherwise, indicates completion of the closing of a purchase of the Securities from the Selling Securityholder. Furthermore, in the event that the Underwriters wire funds to the Selling Securityholder prior to the completion of the closing of a purchase of Securities, the Selling Securityholder hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Selling Securityholder will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wire funds are not returned by the Selling Securityholder to the Underwriters on the same day the wired funds were received by the Selling Securityholder, the Selling Securityholder agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds at the "Prime Rate" quoted in the Wall Street Journal on the date hereof.

    4. Offering by the Underwriters. Upon your authorization of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

    5. Covenants of the Company and the Selling Securityholder. The Company (with respect only to Sections 5(a) through and including 5(n) below) and the Selling Securityholder (with respect only to Sections 5(d), 5(e), 5(o) and 5(p) below) covenant and agree with each of the Underwriters that:

         (a) The Company will use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible. The Company will file the Prospectus or any Term Sheet and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 424(b) and 434 under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company: (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented; and (ii) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representative shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representative shall not have given its consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representative or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide to the Representative copies of each such filing.

         (b) The Company will advise the Representative, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto; (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction; (iii) the institution, threatening or contemplation of any proceeding for any such purpose; or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

         (c) The Company will arrange for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

         (d) If, at any time prior to the later of: (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act; or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company or the Selling Securityholder (whichever first learns of the event or other reason to amend or supplement the Prospectus) will promptly notify the Representative thereof and, subject to Section 5(a) hereof, the Company will prepare and file with the Commission, at the Selling Securityholder's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

         (e) During a period of one (1) year after the date hereof, none of the Company, the Subsidiary or the Selling Securityholder will, without the prior written consent of the Representative (which shall not be unreasonably withheld), waive any material default or amend in any material respect any material provision of the Reorganization Documents or any other documents used to effect the Reorganization.

         (f) The Company will, without charge, provide: (i) to the Representative and to counsel for the Underwriters a signed copy of the Original Registration Statement filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and any Rule 462(b) Registration Statement; (ii) to each other Underwriter, a conformed copy of such registration statement and any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto); and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representative may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than: (A) 10:00 p.m., New York City time, on the date of determination of the initial public offering price, if such determination occurred at or prior to 10:00 a.m., New York City time, on such date or; (B) 2:00 p.m., New York City time, on the business day following the date of determination of the initial public offering price, if such determination occurred after 10:00 a.m., New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date. The Company will provide or cause to be provided to the Representative, and to each Underwriter that so requests in writing, a copy of each report on Form SR filed by the Company as required by Rule 463 under the Act.

         (g) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and the Selling

Securityholder shall pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement; and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

         (h) The Company, as soon as practicable, will make generally available to its securityholders and to the Representative a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of
Section 11(a) of the Act and Rule 158 thereunder.

         (i) During a period of three (3) years after the date hereof, the Company, within the periods prescribed by applicable law, will furnish to its stockholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its stockholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year as required of companies with a class of securities registered under the Exchange Act, and will make available to you and the other several Underwriters hereunder upon request: (i) concurrently with making such reports available to its stockholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's stockholders; (ii) concurrently with the furnishing thereof to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; (iii) concurrently with the furnishing of such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the Nasdaq National Market by the Company (except for documents for which confidential treatment is requested); and (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or to the public. During such three (3) year period, if the Company shall have any active subsidiaries (including the Subsidiary), the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

         (j) Except for issuances pursuant to the exercise of stock options to be granted as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus): the Company will not from the date hereof until the expiration of the 180 day period after the date of the Prospectus (the "Lock-up Period"), directly or indirectly, without the prior written consent of the Representative, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock.

         (k) For a period of 180 days after the date hereof, the Company will not, directly or indirectly: (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; or (ii)(A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or; (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (l)  The Company will obtain each of the lockup agreements described in
Section 7(g) hereof prior to the Firm Closing Date.

         (m) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, and in accordance with applicable law and the rules and policies of The Nasdaq Stock

Market, Inc., forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, your counsel and counsel to the Company responding to or commenting on such rumor, publication or event.

         (n) The Company will cause the Securities to be duly included for quotation on the Nasdaq National Market prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market for a period of three (3) years following the Firm Closing Date; provided, however, that during such three (3) year period, the Company may, with the prior written consent of the Representative acting in its sole discretion, apply to list the securities on a national securities exchange in lieu of being included for quotation the Nasdaq National Market.

         (o) The Selling Securityholder will not, directly or indirectly: (i) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or; (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or; (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Selling Securityholder under this Agreement).

         (p) Except for the Securities to be sold by the Selling Securityholder to the Underwriters hereunder, the Selling Securityholder will not, during the Lock-up Period, directly or indirectly, without the prior written consent of the Representative, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the Selling Securityholder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. The Selling Securityholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by the Selling Securityholder except in compliance with this restriction.

    6. Expenses. The Selling Securityholder will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to: (a) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda and a reasonable quantity of Preliminary Prospectuses and Prospectuses as determined by the Representative; (b) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents; (c) the fees and disbursements of its counsel, the accountants and any other experts or advisors retained by the Company; (d) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees; (e) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto (not to exceed $15,000); (f) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities; (g) the filing and other fees of securing quotation of the Securities on the Nasdaq National Market; (h) the direct costs of the Company in connection with any meetings with prospective investors in the Securities; and (i) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Representative to be paid for by the Underwriters). If the sale of the Securities provided for herein is not consummated due to the failure, refusal or inability on the part of the Company or the Selling Securityholder to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Representative shall be entitled to receive certain payments in the circumstances set forth in Paragraph 4(d) of the engagement letter dated February 19, 1997 among the Representative, the Company and the Selling Securityholder. Neither the Company nor the Selling Securityholder shall in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

    7. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representative's sole discretion, to the accuracy of the representations and warranties of the Company and the Selling Securityholder contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

         (a) If the Original Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of: (i) 11:00 a.m., New York City time, on the date on which the amendment to the Registration Statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission; and (ii) the time confirmations are sent or given as specified by Rule 462(b) or, with respect to the Original Registration Statement, such later time and date as shall have been consented to by the Representative; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Selling Securityholder, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

         (b) The Representative shall have received an opinion, dated the Firm Closing Date, of Gibson, Dunn & Crutcher, LLP, counsel for the Company and the Selling Securityholder, to the effect that:

              (i) Each of the Selling Securityholder, the Company and the Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and each of the Company and the Subsidiary is duly qualified to transact business as a foreign entity and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

              (ii) Each of the Selling Securityholder, the Company and the Subsidiary has the corporate power and authority to own or lease its properties and conduct its businesses as described in the Registration Statement and the Prospectus; and the Company and the Selling Securityholder has the corporate power and authority to enter into this Agreement and to carry out the terms and provisions hereof to be carried out by it.

              (iii) The issued and outstanding shares of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, to the knowledge of such counsel, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right; and, to the knowledge of such counsel, are owned by the Company free and clear of any perfected security interests that have been in existence for at least 21 days preceding the Firm Closing Date or any other pledge, security interests, liens, encumbrances, claims or equitable interests. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary.

              (iv) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. All of the issued and outstanding shares of capital stock of the Company (including the Securities to be sold by the Selling Securityholder) have been duly authorized and validly issued and are fully paid and nonassessable, have been issued to the Selling Securityholder in compliance with all Federal and state securities laws, and, to the knowledge of such counsel, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Securities have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

              (v) The sale by the Selling Securityholder of the Securities to the Underwriters under this Agreement has been duly authorized by the Selling Securityholder; the Selling Securityholder is the record holder of the Securities being sold by the Selling Securityholder under this Agreement; and upon delivery of and payment for the Securities held by the Selling Securityholder as contemplated by this Agreement, each of the Underwriters will acquire all right, title and interest of the Selling Securityholder to the Securities purchased by it from the Selling Securityholder, to the knowledge of such counsel, free and clear of any adverse claims.

              (vi) The statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the heading "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings in all material respects; and the description in the Prospectus of the governmental rules and regulations described under the captions "Risk Factors" and "Business--Regulation" provides a fair summary of such rules and regulations in all material respects (except for the DOJ Settlement with respect to which such counsel need express no opinion).

              (vii) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Selling Securityholder and the Company and this Agreement has been duly executed and delivered by the Selling Securityholder and the Company.

              (viii) To the knowledge of such counsel: (A) no legal or governmental proceedings are pending to which the Selling Securityholder, the Company or the Subsidiary is a party or to which the property of the Selling Securityholder, the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or the Subsidiary or with respect to any of their respective properties; and
         (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

              (ix) To the knowledge of such counsel, neither the Selling Securityholder, the Company, nor the Subsidiary is: (A) in violation of its certificate of incorporation or bylaws; or (B) in violation, to an extent which could result in a Material Adverse Effect, of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which the Company or the Subsidiary is subject (except for the DOJ Settlement, as to which such counsel need express no opinion).

              (x) The compliance and performance by the Selling Securityholder and the Company with the other provisions of this Agreement and the consummation of the transactions herein contemplated do not: (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, domestic or foreign, except counsel need express no opinion regarding regulatory matters referenced in Section 7(c) hereof, such as have been obtained under the Act, the

         Exchange Act, or such as may be required under state securities or blue sky laws, as to which such counsel need express no opinion; or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under the certificate of incorporation or bylaws of the Selling Securityholder or the Company; or (C) to the knowledge of such counsel, result in a breach or violation of any of the terms and provisions of, or constitute a default under any obligation, agreement, covenant or condition contained in the Reorganization Documents, which default would have a Material Adverse Effect; or (D) to the knowledge of such counsel, result in a breach or violation of any of the terms and provisions of, or constitute a default under any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body to which the Selling Securityholder, the Company or the Subsidiary is subject, which breach, violation or default would have a Material Adverse Effect.

              (xi) The Registration Statement is effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 424(b) and 434 has been made in the manner and within the time period required by Rules 424(b) and 434; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission.

              (xii) The Registration Statement filed, as amended, with respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.

              (xiii) If the Company elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A).

              (xiv) The Company is not, and the transactions contemplated by this Agreement will not cause the Company to become, an investment company subject to registration under the Investment Company Act of 1940, as amended.

              (xv) The specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the corporate laws of the State of Delaware.

              (xvi) The execution and delivery of the Reorganization Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Selling Securityholder.

         Such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date and the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except such counsel need express no view as to the financial statements and notes thereto, schedules and reports thereon, and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem(s) proper, on certificates of responsible officers of the Selling Securityholder, the Company and the Subsidiary, and public officials and opinions of counsel as are reasonably acceptable to the Representative.

         References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

         (c) The Representative shall have received a memorandum dated as of the Firm Closing Date from special regulatory counsel acceptable to the Representative that sets forth the governmental or regulatory agency licenses, consents and approvals that the Subsidiary has obtained in connection with the conduct of its business.

         (d) The Representative shall have received from Deloitte & Touche LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representative, to the effect that:

              (i) They are independent public accountants with respect to the Company and its consolidated Subsidiary within the meaning of the Act and the applicable rules and regulations thereunder.

              (ii) In their opinion, the audited consolidated financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

              (iii) On the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the stockholders, the Board of Directors and any committees thereof of the Company and its consolidated Subsidiary, and inquiries of certain officials of the Company and its consolidated Subsidiary who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and its consolidated Subsidiary or any decreases in net current assets or stockholders' equity of the Company and its consolidated Subsidiary, in each case compared with amounts shown on the December 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 1997 to such specified date there are any decreases, as compared to total revenues, net income or pro forma net income per share, respectively, of the Company and its consolidated Subsidiary, except in all instances for changes, decreases or increases set forth in such letter.

              (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated Subsidiary and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its consolidated Subsidiary and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

         In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that: (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary; and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

         References to the Registration Statement and the Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

         (e) The Representative shall have received a certificate, dated the Firm Closing Date, of the principal executive officer, the principal financial or accounting officer, respectively, of the Company to the effect that:

              (i) The representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date.

              (ii) No stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the Company's knowledge, are contemplated by the Commission.

              (iii) When the Registration Statement was declared effective, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Prospectus did not and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

              (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (A) there has not been any change in the business, properties, business prospects, financial condition or results of operations of the Company and the Subsidiary which would have a Material Adverse Effect; (B) neither the Company nor the Subsidiary has been involved in any transaction that is material to the Company and the Subsidiary, taken as a whole, except transactions entered into in the ordinary course of business; (C) neither the Company nor the Subsidiary has incurred any obligation, direct or contingent, that is material to the Company and the Subsidiary, taken as a whole, except obligations incurred in the ordinary course of business; (D) there has not been any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole; (E) neither the Company nor the Subsidiary has declared or paid any dividend or distribution of any kind on the capital stock of the Company or the Subsidiary; or (F) neither the Company nor the Subsidiary has sustained any loss or damage (whether or not insured) to the property of the Company or the Subsidiary which has a Material Adverse Effect.

         (f) The Representative shall have received a certificate, dated the Firm Closing Date, of the Selling Securityholder to the effect that the representations and warranties of such Selling Securityholder in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Securityholder has performed all covenants and agreements on its part to be performed or satisfied at or prior to the Firm Closing Date.

         (g) The Representative shall have received from the Selling Stockholder and each person who is a director or executive officer of the Company an agreement to the effect that such person will not, except to the extent otherwise specifically permitted by the terms of each such person's agreement, directly or indirectly, without the prior written consent of the Representative, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock during the Lock-Up Period.

         (h) The Representative and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and the Selling Securityholder.

         (i) Prior to the commencement of the offering of the Securities, the Securities shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

         (j) The Representative shall have received an opinion, dated the Firm Closing Date, of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and Prospectus, and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and counsel for the Underwriters. The Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representative and counsel for the Underwriters shall reasonably request.

         The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

    8.   Indemnification and Contribution.

         (a) The Company and the Selling Securityholder, jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act and the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following (except for liability arising under Section 8(a)(ii) for which such indemnification is given by the Selling Securityholder individually and not by the Company):

              (i) any untrue statement or alleged untrue statement made by the Company in Section 2(a) of this Agreement;

              (ii) any untrue statement or alleged untrue statement made by the Selling Securityholder in Section 2(b) of this Agreement;

              (iii) any untrue statement or alleged untrue statement of any material fact contained in: (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto and including any Rule 462(b) Registration Statement; or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or Selling Securityholder or based upon written information furnished by or on behalf of the Company or Selling Securityholder filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application");

              (iv) the omission or alleged omission to state in the Registration Statement or any amendment thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

              (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared, approved or used by the Company in connection with the marketing of the Securities, including without limitation, slides, videos, films and tape recordings.

and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or any other proceeding in connection with any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Selling Securityholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein; and provided, further, that neither the Company nor the Selling Securityholder will be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with this Agreement. This indemnity agreement will be in addition to any liability which the Company or the Selling Securityholder may otherwise have. Neither the Company nor the Selling Securityholder will, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than 50% of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Securityholder and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer of the Company, Selling Securityholder or controlling person of the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person, or the Selling Securityholder in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the

Representative in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions); or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect: (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities; or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Selling Securityholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholder or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Securityholder and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Representative's Master Agreement Among Underwriters. For the purposes of this paragraph 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Securityholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or the Selling Securityholder, as the case may be.

    9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, then the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

    10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, the Selling Securityholder and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Securityholder and any Underwriter or any controlling person referred to in
Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

    11.  Termination.

         (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representative by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company or the Selling Securityholder shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or, with respect to the Company, such Option Closing Date, respectively:

              (i) the Company or the Subsidiary shall have, in the sole judgment of the Representative, sustained any loss or interference with their respective businesses or properties having a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any event, circumstance or development in the business, properties, business prospects, financial condition or results of operations of the Company and the Subsidiary, that results in, or could be expected to result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

              (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended (including automatic halts in trading pursuant to market decline triggers other than those in which solely program trading is temporarily halted) or minimum or maximum prices shall have been established on either such exchange or market system;

              (iii) a banking moratorium shall have been declared by New York or United States authorities;

              (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation of the

         Company by, any court, legislative body, agency or other government authority which in the Underwriters' sole opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; or

              (v) there shall have been: (A) an outbreak or escalation of hostilities between the United States and any foreign power; (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States; or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

         (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

    12. Information Supplied by Underwriters. The statements set forth: (a) in the last paragraph on the front cover page; (ii) under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus; and (iii) on page 2 in any Preliminary Prospectus or the Prospectus pertaining to stabilization (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representative to the Company for the purposes of Sections 2(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

    13. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail or facsimile transmission and confirmed in writing to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, 18th Floor, Arlington, VA 22209, Facsimile (703) 312-9756, Attention: Robert Smith, with a copy to Brobeck, Phleger & Harrison LLP, 4675 MacArthur Court, Suite 1000, Newport Beach, CA 92660, Attention: Bruce
R. Hallett, Esq.; and if sent to the Company, shall be delivered or sent by mail or facsimile transmission and confirmed in writing to the Company at 1100 Town & Country Road, Suite 1100, Orange, CA 92868, Facsimile: (714) 543-6847,
Attention: M. Jack Mayesh, with a copy to Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1700, Irvine, CA 92614, Facsimile: (714) 451-4220,
Attention: Robert E. Dean, Esq., and if sent to Selling Securityholder, shall be delivered by mail or facsimile transmission and confirmed in writing to Selling Securityholder at 1100 Town & Country Road, Suite 1100, Orange, CA 92868,
Facsimile: (714) 245-0970, Attention: Norman R. Gritsch, with a copy to Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1700, Irvine, CA 92614, Facsimile: (714) 451-4220, Attention: Robert E. Dean, Esq.

    14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, the Selling Securityholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Selling Securityholder contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, the Selling Securityholder and any person or persons who control the Company or the Selling Securityholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

    15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any provisions relating to conflicts of laws.

    16. Consent to Jurisdiction and Service of Process. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, the Company and the Selling Securityholder each accepts for itself and in connection with their respective properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. The Selling Securityholder designates and appoints Norman R. Gritsch, and the Company designates and appoints James J. Sullivan and such other persons as may hereafter be selected by the Company or the Selling Securityholder irrevocably agreeing in writing to so serve, as their respective agents to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company and the Selling Securityholder to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company and/or the Selling Securityholder at their respective addresses provided in
Section 13 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company or the Selling Securityholder refuses to accept service, the Company and the Selling Securityholder each hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company or the Selling Securityholder in the State of California may be made by registered or certified mail, return receipt requested, to the Company and/or the Selling Securityholder, as applicable, at their respective addresses provided in Section 13 hereof, and the Selling Securityholder and the Company each hereby acknowledge that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company and the Selling Securityholder in the courts of any other jurisdiction.

    17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Selling Securityholder and each of the several Underwriters.

                                       Very truly yours,

                                       "COMPANY"

                                       LONG BEACH FINANCIAL CORPORATION


                                       By______________________________________
                                          Name:
                                          Title:


                                       "SELLING SECURITYHOLDER"

                                       LONG BEACH MORTGAGE COMPANY


                                       By______________________________________
                                          Name:
                                          Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By___________________________
   Name:
   Title:

For itself and as the Representative.

                                   Schedule I

                                  UNDERWRITERS


                                                        Number of Firm
Underwriter                                       Securities to be Purchased
-----------                                       --------------------------
Friedman, Billings, Ramsey & Co., Inc........










                                                           ----------
Total........................................              21,750,000